Exhibit 99.2

JULY 29, 2026

GLAUKOS CORPORATION (NYSE: GKOS)

SECOND QUARTER 2026 IN REVIEW

Important Information

This document is intended to be read by investors in advance of regularly scheduled quarterly conference calls and was designed to provide a review of Glaukos Corporation’s recent financial and operational performance and general business outlook.

Please see “Forward-Looking Statements” and “Statement Regarding Use of Non-GAAP Financial Measures” in the “Additional Information” section of this document.

Conference Call Information

Date:	July 29, 2026

Time:	4:30 p.m. ET / 1:30 p.m. PT

Dial-in numbers:	1-833-461-5787 (U.S.), 1-585-542-9983 (International)

Confirmation ID:	626961391

Live webcast:	Events page at the Glaukos Investor Relations website at http://investors.glaukos.com or at this link.

Webcast replay:	A replay of the webcast will be archived on the Glaukos Investor Relations website following completion of the call.

GLAUKOS
TRANSFORMING VISION

WE'LL GO FIRST

Innovation is at the core of everything we do. At Glaukos, we push the limits of science and technology to solve unmet needs in chronic eye diseases.

JULY 29, 2026

SECOND QUARTER 2026 FINANCIAL RESULTS SUMMARY

Business Description

Ophthalmic pharmaceutical and medical technology company focused on developing and commercializing novel, dropless platform therapies designed to disrupt the conventional standard of care and improve outcomes for patients suffering from chronic eye diseases

Disease Categories	Glaucoma Corneal Health Retinal Disease
Revenue (Growth)	2Q 2026 $185.6 million (+50% reported and +49% constant currency versus 2Q 2025)
Gross Margin (Non-GAAP)	2Q 2026 ~85% (versus ~83% in 2Q 2025)
Cash & Cash Equivalents, Short-Term Investments, and Restricted Cash	$289.3 million as of June 30, 2026 (versus $280.5 million as of March 31, 2026)
FY2026 Sales Guidance	FY 2026 global consolidated revenues of $680 - $700 million expected

See “Statement Regarding Use of Non-GAAP Financial Measures” and the Non-GAAP reconciliations included within the Additional Information section of this document. Reconciliations for each of constant currency revenue growth, Non-GAAP Gross Margin, and the other non-GAAP financial measures disclosed in this document to the most directly comparable GAAP financial measure are provided.

JULY 29, 2026

Revenue Performance & Commercial Overview

Global Consolidated Revenue Performance

Glaukos reported record second quarter net revenues of $185.6 million that were up 50% on a reported basis, or 49% on a constant currency basis, versus 2Q 2025. Our second quarter record results reflect a sustained growth acceleration in our business with the strong performance driven by growing iDose® TR adoption and utilization, along with our broader Interventional Glaucoma, or IG, initiatives globally, as well as early contributions of Epioxa®.

2Q Reported Net Sales (in millions)
$124.1
$185.6
2Q 2025
2Q 2026

Franchise Revenue Performance

2Q 2026 Revenue Mix
Corneal Health
$30.4M
16%
20%
64%
U.S.
Glaucoma
$118.5M
International
Glaucoma
$36.6M

JULY 29, 2026

U.S. Glaucoma

Our record second quarter U.S. Glaucoma net revenues were approximately $118.5 million, representing year-over-year growth of 64% versus 2Q 2025 driven by growing contributions from iDose TR, which generated sales of approximately $74 million in the second quarter.

During the second quarter, we successfully advanced execution of our commercialization of iDose TR, a first-of-its-kind intracameral procedural pharmaceutical that was designed to continuously deliver glaucoma drug therapy for up to three years. Most importantly, iDose TR continues to deliver strong clinical outcomes that meaningfully improve patients’ lives, resulting in strong physician interest and adoption while helping to accelerate a broader treatment paradigm shift toward earlier, interventional glaucoma care.

International Glaucoma

Our record second quarter International Glaucoma net revenues were approximately $36.6 million, representing year-over-year growth of 17% on a reported basis, or 16% on a constant currency basis, versus 2Q 2025. The strong growth internationally during the second quarter was broad-based as we continue to scale our international infrastructure and increasingly drive MIGS forward as the standard of care in each region and major market in the world.

We remain in the early stages of expanding our IG and product portfolio initiatives globally ahead of anticipated new product approvals and expanding market access in the years to come.

Corneal Health

Our record second quarter Corneal Health net revenues were approximately $30.4 million, representing year-over-year growth of 48% versus 2Q 2025, including Epioxa net sales of approximately $11 million.

During the second quarter, we advanced our initial commercial launch plans for Epioxa, our novel, groundbreaking advancement in corneal cross-linking for the treatment of keratoconus, a rare, sight-threatening disease that is currently far too often undiagnosed and untreated. We believe Epioxa represents a transformative innovation in keratoconus care, offering an incision-free alternative to traditional corneal cross-linking procedures as it does not require the removal of the corneal epithelium, the outermost layer of the front of the eye. This novel, oxygen-enriched topical therapeutic, bioactivated by UV light, is designed to reduce the pain associated with removal of the epithelium, streamline the procedure, and minimize recovery, all while delivering clinically meaningful outcomes and exceptional value to patients, providers, and the healthcare system.

As the first and only FDA-approved epithelium-on corneal cross-linking therapy for keratoconus, Epioxa has been met with strong interest from surgeons and the broader ophthalmic community, reinforcing our confidence in its potential to redefine the treatment paradigm for this rare, sight-threatening disease.

We will continue to focus on expanding access for keratoconus patients suffering from this rarely diagnosed disease.

JULY 29, 2026

Additional Commercial Updates & Commentary

We have had several additional positive commercial updates worth highlighting here:

✓ Advanced commercial launch activities in the U.S. for iDose TR

o Growing number of trained surgeons and accounts

o Increasing utilization by the installed active surgeon base

o Broadening and streamlining market access among MACs, commercial, and Medicare Advantage payers

o Expanded set of peer-reviewed literature, now consisting of 24 different peer-reviewed publications highlighting iDose TR as a transformative new treatment alternative for patients suffering with glaucoma and ocular hypertension

o Accelerating marketing investments to support increased patient awareness and education

✓ Advanced initial commercial launch plans for Epioxa

o Epioxa commercial availability announced March 19, 2026

o Successfully established, and continue to selectively expand, a broad-reaching site-of-care network, with acquired O2N systems already actively deployed at locations covering roughly 85% of the U.S. population, and a broader pipeline of systems moving through approval processes that would expand our treatment reach to approximately 95%

o Market access:

▪ Advancing efforts with payors to secure access pathways or policy coverage for Epioxa, with access pathways now established for more than 125 million covered commercial lives in the U.S., including with the 5 largest payors, reflecting encouraging initial receptivity of Epioxa’s clinical value

▪ Product-specific J-code for Epioxa, J2789, became effective on July 1, 2026, and is expected to help streamline the reporting and reimbursement process for Epioxa among U.S. payors over time

o Deployed various new patient services and support programs

o Advancing targeted marketing and DTC campaigns designed to significantly enhance awareness, education, and detection, supported by greater optometric engagement and strengthened advocacy partnerships

o Expanded new financial co-pay assistance program and operationalized Specialty Pharmacy partner network in support of Epioxa patients

JULY 29, 2026

✓ CMS’s Proposed Rules for Calendar Year 2027

o Hospital Outpatient Prospective Payment System (OPPS) and Ambulatory Surgical Center (ASC) Facility Fee Schedules: Proposed to maintain the 2026 APC assignments and largely maintain facility fee rates associated with our procedures across both the hospital outpatient and ASC settings.

o Physician Fee Schedule (PFS) updates: Proposed modest reductions in physician fee reimbursement for several Category 1 CPT codes across ophthalmology, including for cataract and surgical MIGS procedures specifically.

JULY 29, 2026

2026 Revenue Guidance Raised to Reflect Strong Momentum

Glaukos now expects full-year 2026 global consolidated net sales of $680 - $700 million, up from its previous guidance of $620 - $635 million. This guidance attempts to take into consideration:

• Potential growing contributions from iDose TR as market access initiatives progress and broader IG initiatives take hold over the course of the year

• Potential growing contributions from Epioxa as commercial launch plans advance and permanent J-code is effective and solidified operationally

• Potential transient headwinds within our U.S. Corneal Health franchise during the third quarter associated with the Photrexa to Epioxa transition and ongoing operationalization of Epioxa’s now effective J-code

• Potential growing contributions from iStent infinite as broader IG initiatives take hold

• Uncertainties associated with five MAC’s proposed LCDs for iDose TR

• Combo-cataract MIGS competition globally

• The continued estimated impact on U.S. Glaucoma volumes related to professional fee reimbursement for combination-cataract trabecular bypass surgery versus other more invasive alternatives

• The latest foreign currency exchange spot rates as of our 2Q 2026 earnings call on July 29, 2026

• Global macroeconomic and geopolitical environment and associated uncertainties, which at this time are difficult to predict

JULY 29, 2026

Research & Development / Pipeline Overview

Pipeline Summary

Our five key dropless technology therapy platforms designed to disrupt traditional treatment paradigms and generate cascades of future innovation are as follows:

• iStent® micro-scale surgical devices

• iDose® sustained-release procedural pharmaceuticals

• iLink® bio-activated pharmaceuticals

• iLution™ transdermal pharmaceuticals

• Retina XR bio-erodible sustained-release pharmaceuticals

JULY 29, 2026

Key R&D and Pipeline Updates

We are continuing to invest in and advance our fulsome pipeline of core novel platforms, supported by more than $900 million investment into R&D since 2018 alone. Recent updates in our pipeline include:

iDose Platform Updates

✓ Announced U.S. FDA approval for NDA labeling supplement allowing for unlimited re-administration of iDose TR in patients who maintain a healthy cornea (January 2026)

✓ Advancing Phase 2b/3 clinical program for iDose TREX, our next-generation iDose therapy

o Initial results of Phase 2a clinical trial demonstrated substantial IOP reductions of 8.6 to 10.8 mmHg through 3 months

✓ Completed patient enrollment in Phase 3b study for iDose TRIO

o Initial human factors study indicated strong user preference (~90% favorability)

✓ Advancing various Phase 4 studies for iDose TR, including recently completed patient enrollment in Phase 4 study evaluating iDose TR + cataract surgery versus cataract surgery alone

iLink Platform Updates

✓ Announced U.S. FDA approval for Epioxa (Epi-on) (October 2025)

o Epioxa is a groundbreaking advancement in corneal cross-linking for the treatment of keratoconus, a rare, sight-threatening disease that is currently far too often undiagnosed and untreated

o Epioxa ushers in a new standard of care for patients

✓ Advancing development of KC screening device to support planned commercialization in 2H 2026

✓ Preparing to commence Phase 3 clinical program for third-generation, customized, topography-guided iLink therapy in 2027

✓ Advancing Phase 2 clinical trial for iVeena

JULY 29, 2026

iStent Platform Updates

✓ Completed patient enrollment in PMA pivotal trial for iStent infinite in mild-to-moderate glaucoma patients (4Q 2025)

✓ Announced EU MDR certification for iStent infinite (June 2025)

✓ Completed patient enrollment in 510(k) pivotal study for PRESERFLO™ MicroShunt (July 2026)

iLution Platform Updates

✓ Completed enrollment in Phase 2 clinical trial for iLution™ Blepharitis (2Q 2026)

Retina XR Platform Updates

✓ Completed patient enrollment in first-in-human Retina XR clinical development program for IVT multi-kinase inhibitor in wet AMD patients (GLK-401) (4Q 2025)

JULY 29, 2026

Product / Pipeline Chart

PRODUCT	PATIENT	STATUS	
iStent / iStent inject / iStent inject W	Mild-to-Moderate Glaucoma with Cataract	FDA Approved (2012, 2018, 2020)	GLAUCOMA
iStent infinite	Glaucoma (failed on prior therapy)	FDA Cleared (2022)	GLAUCOMA
iStent infinite	Glaucoma (label expansion)	Active PMA Study / EU MDR Cert (2025)	GLAUCOMA
PRESERFLO MicroShunt	Advanced-Refractory Glaucoma	OUS Approved / US Active IDE Study	GLAUCOMA
iDose TR	Ocular Hypertension - Glaucoma	FDA Approved (2023)	GLAUCOMA
iDose TRIO	Ocular Hypertension - Glaucoma	Phase 3b	GLAUCOMA
iDose TREX	Ocular Hypertension - Glaucoma	Phase 2b/3	GLAUCOMA
iDose Next Generation	Ocular Hypertension - Glaucoma	Pre-Clinical	GLAUCOMA
Mitosol	Adjunct to Glaucoma Filtration Surgery	FDA Approved	GLAUCOMA
Photrexa (Epi-off)	Keratoconus	FDA Approved (2016)	CORNEA
Epioxa (Epi-on)	Keratoconus	FDA Approved (2025)	CORNEA
iLink 3rd Generation	Keratoconus	Phase 2	CORNEA
iVeena (IVMED-80)	Keratoconus	Phase 2	CORNEA
iLinko$_2$n KC Screening Device	Keratoconus	Pre-Submission	CORNEA
iLution Blepharitis	Demodex Blepharitis	Phase 2	CORNEA
iLution Myopia	Progressive Myopia	Pre-Clinical	CORNEA
IVT Multi-Kinase Inhibitor (GLK-401)	AMD, DME, RVO	Phase 2	RETINA
IVT NCE Conjugate (GLK-411)	DME	Pre-Clinical	RETINA
Radius XR	Wearable Patient Engagement & Diagnostic System	FDA Cleared	OTHER
iAccess	Precision Goniotomy	FDA Cleared	OTHER

JULY 29, 2026

Other Financial Performance Overview

As a reminder, we discuss our financial performance on a non-GAAP basis and summarize our GAAP performance. We encourage investors to review our GAAP to non-GAAP reconciliation which can be found in our earnings press release, the Additional Information section contained herein, as well as the Investor Relations section of our website.

Second quarter 2026 financial performance summary:

2Q 2026: 85% 2Q 2025: 83% YoY ∆: +150 bps	• Please note that our non-GAAP adjustments to cost of goods sold include substantial amounts related to Avedro and Mobius acquisitions accounting
2Q 2026: $111.7M 2Q 2025: $83.1M YoY ∆: +34%

• +21% sequential increase vs $92.2M in 1Q 2026

• YoY and QoQ increases primarily reflect commercial and G&A investments globally and new product launch activities, along with approximately $15M in one-time stock compensation expenses associated with the triggering of certain performance awards in 2Q 2026

2Q 2026: $51.3M 2Q 2025: $36.5M YoY ∆: +40%	• +16% sequential increase vs $44.1M in 1Q 2026 • YoY and QoQ increases primarily reflect continued investment in and advancement of R&D programs and clinical trials
2Q 2026: $163.0M 2Q 2025: $119.6M YoY ∆: +36%	• +19% sequential increase vs $136.4M in 1Q 2026
Op Loss (Non-GAAP) 2Q 2026 ($7.6M) 2Q 2025: ($16.6M) Net Loss (Non-GAAP) 2Q 2026: ($8.3M) 2Q 2025: ($13.6M) Diluted EPS (Non-GAAP) 2Q 2026: ($0.14) 2Q 2025: ($0.24)

• Included in non-GAAP loss from operations, non-GAAP net loss, and non-GAAP EPS for the second quarter of 2026 is an acquired in-process R&D (IPR&D) charge of $1.5 million, which caused the non-GAAP loss per diluted share to have an additional loss of ($0.02)

2Q 2026: $2.7M 2Q 2025: $1.2M YoY ∆: +$1.5M	• Capital expenditures reflect normal course spend primarily on business maintenance activities and equipment upgrades
2Q 2026: $289.3M 1Q 2026: $280.5M QoQ ∆: +$8.8M

JULY 29, 2026

Other Important Updates

➢ Given the ongoing conversations around tariff and broader geopolitical volatility, we wanted to reiterate that we manufacture and source our products primarily within the U.S., and as such, expect minimal direct exposure to the most recently implemented tariff-related policies. That said, the global tariff environment remains fluid, and more broadly, the current geopolitical backdrop and macroeconomic uncertainties continue to evolve. As such, we will continue to closely monitor these situations given the overall instability in the marketplace and global macroeconomic uncertainties.

JULY 29, 2026

Additional Information

JULY 29, 2026

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws. All statements other than statements of historical facts included in this presentation that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs. Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this presentation. These potential risks and uncertainties that could cause actual results to differ materially from those described in forward-looking statements include, without limitation, our ability to successfully commercialize our iDose TR and Epioxa therapies; the impact of general macroeconomic conditions including foreign currency fluctuations and future public health crises; supply and/or manufacturing disruptions, including those impacting our principal revenue-producing products, including the risk of recalls or serious safety issues with our products; our ability to achieve or sustain profitability, generate sales of our commercialized products and develop and commercialize additional products; risks associated with our international operations; our ability to meet our customers’ expectations for the quality or delivery of our products; the potential for misuse of our products; our ability to manage our growth and meet customer demand; the success of our acquisitions, collaborations, in licensing agreements, joint ventures, alliances or partnerships with third parties; our ability to protect our information systems against cyber threats and cybersecurity incidents, and to comply with state, federal and foreign data privacy laws and regulations; risks related to the implementation of artificial intelligence and machine learning technologies; the availability of net operating loss tax carryforwards; risks related to our capped call transactions; changes to domestic or foreign healthcare laws or trade policies, which could impact our profitability; the high cost of regulatory compliance, including the requirements of participation in federal healthcare programs such as Medicare and Medicaid and regulations for the approval and sale and marketing of our products and of our manufacturing processes; risks related to securing or maintaining adequate coverage or reimbursement by government or third-party payors the lengthy and expensive clinical trial process and the uncertainty of timing and outcomes from any particular clinical trial or regulatory approval processes; and our ability to protect, and the expense and time-consuming nature of protecting, our intellectual property against third parties and competitors and the impact of any claims against us for infringement or misappropriation of third party intellectual property rights and any related litigation. These and other known risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, which was filed with the SEC on April 30, 2026, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, which we expect to file on or before August 10, 2026. Our filings with the SEC are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov. In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof.

JULY 29, 2026

We do not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

Statement Regarding Use of Non-GAAP Financial Measures

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company uses certain non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company's industry to enhance comparability of the Company's financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations) (“Non-GAAP Purposes”). The Company uses the term "Non-GAAP" to exclude certain expenses, gains and losses to achieve the Non-GAAP purposes, including external acquisition-related costs incurred to effect a business combination; amortization of intangible assets acquired in a business combination, asset purchase transaction or other contractual relationship; impairment of goodwill and intangible assets; certain in-process R&D charges; fair value adjustments to contingent consideration liabilities and pre-acquisition contingencies arising from a business combination; integration and transition costs related to business combinations; fair market value adjustments to inventories acquired in a business combination or asset purchase transaction; restructuring charges, duplicative operating expenses, or asset write-offs (or reversals) associated with exiting or significantly downsizing a business; unusual non-recurring expenses associated with inventory write-downs; gain or loss from the sale of a business; gain or loss on the mark-to-market adjustment, impairment, or sale of long-term investments; mark-to-market adjustments on derivative instruments that hedge income or expense exposures in a future period; significant legal litigation costs and/or settlement expenses or proceeds; legal and other associated expenses that are both unusual and significant related to governmental or internal inquiries; expenses, acceleration of amortization of debt issuance costs and gain or loss on debt extinguishment with the exchange or redemption of convertible senior notes; and significant discrete income and other tax adjustments related to transactions as well as changes in estimated acquisition-date tax effects associated with business combinations, and the impact from implementation of tax law changes and settlements; and any other adjustment that is determined to be appropriate and consistent with the Non-GAAP Purposes. See “Primary GAAP to Non-GAAP Reconciliations” for a reconciliation of each non-GAAP measure presented to the comparable GAAP financial measure. Beginning in the second quarter of 2022, we no longer exclude certain upfront and contingent milestone payments in connection with collaborative and licensing arrangements and certain in-process R&D charges for non-GAAP reporting and disclosure purposes.

In addition, in order to remove the impact of fluctuations in foreign currency exchange rates, the Company also presents certain net sales information on a constant currency basis, which represents the outcome that would have resulted had exchange rates in the current period been the same as the average exchange rates in effect in the comparable prior period. See “Additional GAAP to Non-GAAP Reconciliations” for a presentation of certain net sales information on a reported, GAAP and a constant currency basis.

JULY 29, 2026

GAAP Income Statement

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net sales	$185,610	$124,120	$336,181	$230,784
Cost of sales	34,016	26,896	67,355	51,212
Gross profit	151,594	97,224	268,826	179,572
Operating expenses:
Selling, general and administrative	116,060	83,375	209,003	154,048
Research and development	51,301	36,538	95,446	68,891
Acquired in-process research and development	1,500	-	1,500	-
Total operating expenses	168,861	119,913	305,949	222,939
Loss from operations	(17,267)	(22,689)	(37,123)	(43,367)
Non-operating income (expense):
Interest income	2,279	2,574	4,710	5,650
Interest expense	(1,459)	(1,151)	(2,584)	(2,314)
Other (expense) income, net	(1,274)	1,857	(2,023)	2,802
Total non-operating (expense) income	(454)	3,280	103	6,138
Loss before taxes	(17,721)	(19,409)	(37,020)	(37,229)
Income tax provision	656	248	1,140	574
Net loss	$(18,377)	$(19,657)	$(38,160)	$(37,803)

Basic and diluted net loss per share	$(0.31)	$(0.34)	$(0.65)	$(0.66)

Weighted-average shares outstanding used to compute basic and diluted net loss per share	58,818	57,205	58,419	56,922

JULY 29, 2026

GAAP Balance Sheet

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	June 30,	December 31,
	2026	2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$114,485	$90,813
Short-term investments	171,741	187,947
Accounts receivable, net	138,900	108,608
Inventory	59,306	63,564
Prepaid expenses and other current assets	31,346	24,052
Total current assets	515,778	474,984
Restricted cash	3,115	3,834
Property and equipment, net	112,114	113,253
Operating lease right-of-use asset	31,271	31,527
Finance lease right-of-use asset	38,197	39,404
Intangible assets, net	127,151	141,916
Goodwill	66,710	66,710
Deposits and other assets	26,185	21,859
Total assets	$920,521	$893,487
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$19,139	$24,624
Accrued liabilities	83,190	76,651
Total current liabilities	102,329	101,275
Operating lease liability	35,491	35,767
Finance lease liability	67,345	68,109
Deferred tax liability, net	441	441
Other liabilities	32,429	31,740
Total liabilities	238,035	237,332
Stockholders' equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding as of March 31, 2026 and December 31, 2025	-	-
Common stock, $0.001 par value; 150,000 shares authorized; 58,387 and 57,539 shares issued and 58,359 and 57,511 shares outstanding at March 31, 2026 and December 31, 2025, respectively	59	58
Additional paid-in capital	1,651,465	1,586,056
Accumulated other comprehensive income	2,384	3,303
Accumulated deficit	(971,290)	(933,130)
Less treasury stock (28 shares as of March 31, 2026 and December 31, 2025)	(132)	(132)
Total stockholders' equity	682,486	656,155
Total liabilities and stockholders' equity	$920,521	$893,487

JULY 29, 2026

Primary GAAP to Non-GAAP Reconciliations

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Q2 2026				Q2 2025
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$34,016	(5,227)	(a)(b)	28,742	$26,896	(5,764)	(a)(b)	$21,132
Gross Margin	81.7%	2.8%		84.5%	78.3%	4.7%		83.0%

Operating expenses:
Selling, general and administrative	$116,060	$(4,404)	(c)(d)(e)	$111,656	$83,375	$(295)	(f)	$83,080
Loss from operations	$(17,267)	$9,678		$(7,589)	$(22,689)	$6,059		$(16,630)

Non-operating income (expense):
Interest expense	$(1,459)	$369	(g)	$(1,090)	$(1,151)	$-		$(1,151)

Net loss	$(18,377)	$10,047	(h)	$(8,330)	$(19,657)	$6,059	(h)	$(13,598)
Basic and diluted net loss per share	$(0.31)	$0.17		$(0.14)	$(0.34)	$0.10		$0.24

(a)
Cost of sales adjustment related to amortization of developed technology intangible assets associated with the acquisition of Avedro, Inc. (Avedro) of $4.8 million in Q2 2026 and $5.5 million in Q2 2025.
(b)
Mobius acquisition-related amortization expense of developed intellectual property of $0.5 million in Q2 2026 and $0.2 million in Q2 2025.
(c)
Expenses of $3.3 million related to the Company’s trade secrets litigation and other litigation matters.
(d)
Expenses of $0.4 million associated with the integration of a major system.
(e)
Provision for doubtful accounts related to the overpayment of prior period payroll withholdings of $0.7 million.
(f)
Mobius acquisition-related transaction expense.
(g)
Interest expense related to the untimely payment of prior period payroll withholdings.
(h)
Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2026 and 2025.

JULY 29, 2026

Primary GAAP to Non-GAAP Reconciliations

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited

	Year-to-Date Q2 2026				Year-to-Date Q2 2025
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$67,355	$(13,949)	(a)(b)	$53,406	$51,212	$(11,287)	(a)(b)	$39,925
Gross Margin	80.0%	4.1%		84.1%	77.8%	4.9%		82.7%

Operating expenses:
Selling, general and administrative	$209,003	$(5,097)	(c)(d)(e)	$203,906	$154,048	$(295)	(f)	$153,753
Loss from operations	$(37,123)	$19,046		$(18,077)	$(43,367)	$11,582		$(31,785)

Non-operating income (expense):
Interest expense	$(10,128)	$3,324	(c)	$(6,804)	$(10,128)	$3,324	(c)	$(6,804)
Interest expense	$(2,584)	$369	(g)	$(2,215)	$(2,314)	$-		$(2,314)
Net loss	$(38,160)	$19,415	(h)	$(18,745)	$(37,803)	$11,582	(h)	$(26,221)
Basic and diluted net loss per share	$(0.65)	$(0.33)		$(0.32)	$(0.66)	$0.20		$(0.46)

(a)
Cost of sales adjustment related to amortization of developed technology intangible assets associated with the acquisition of Avedro, Inc. (Avedro) of $13.0 million year-to-date Q2 2026 and $11.0 million year-to-date Q2 2025.
(b)
Mobius acquisition-related amortization expense of developed intellectual property and distribution rights of $1.0 million year-to-date Q2 2026 and $0.2 million year-to-date Q2 2025.
(c)
Expenses of $4.0 million related to the Company’s trade secrets litigation and other litigation matters.
(d)
Expenses of $0.4 million associated with the integration of a major system.
(e)
Provision for doubtful accounts related to the overpayment of prior period payroll withholdings of $0.7 million.
(f)
Mobius acquisition-related transaction expense.
(g)
Interest expense related to the untimely payment of prior period payroll withholdings.
(h)
Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2026 and 2025.

JULY 29, 2026

Additional GAAP to Non-GAAP Reconciliations

Reported Sales vs. Prior Periods (in thousands)
				Year-over-Year Percent Change			Quarter-over-Quarter Percent Change
	1Q 2026	1Q 2025	4Q 2025	Reported	Operations (1)	Currency (2)	Reported	Operations (1)	Currency (2)
International Glaucoma	$36,631	$31,251	$35,808	17.2%	16.4%	0.8%	2.3%	2.6%	(0.3%)
Total Net Sales	$185,610	$124,120	$150,571	49.5%	49.3%	0.2%	23.3%	23.3%	0.0%

(1)
Operational growth excludes the effect of translational currency
(2)
Calculated by converting the current period numbers using the prior period’s average foreign exchange rates

For Non-GAAP disclosures associated with the company’s past quarterly results, included with respect to the sequential comparisons included herein, please see reconciliations here.